Exhibit Index at Page 3


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549





                                    FORM 8-K


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934





Date of Report (Date of earliest event reported):     October 19, 2000


                               GENESEE CORPORATION
               (Exact Name of Registrant as Specified in Charter)


   NEW YORK                                 0-1653               16-0445920
(State or other Jurisdiction                (Commission         (IRS Employer
of Incorporation)                           File Number)     Identification No.)


 445 St. Paul Street, Rochester, New York                          14605
(Address of Principal Executive Offices)                        (Zip Code)


Registrant's telephone number, including area code:       (716) 546-1030


Item 5.    Other Events.

           Genesee Corporation issued a news release on October 19, 2000, which is filed with this report as Exhibit 99.


Item 7.    Exhibits.

           An exhibit filed with this report is identified in the Exhibit Index at Page 3.




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                                   SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                     Genesee Corporation


Date:         October 19, 2000     By      /s/ Mark W. Leunig
                                   Mark W. Leunig, Vice President and Secretary





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                                  EXHIBIT INDEX

                                                                     Page
Exhibit 99               News Release Dated October 19, 2000           4












































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                                                            EXHIBIT 99


FOR IMMEDIATE RELEASE                           CONTACT:  Mark W. Leunig
                                                Director of Investor Relations
                                                (716) 263-9440






                    GENESEE CORPORATION ANNOUNCES APPROVAL OF
                     PLAN OF LIQUIDATION AND DISSOLUTION AND
                          RE-ELECTION OF TWO DIRECTORS


ROCHESTER,  NEW  YORK,  October  19,  2000  -- The  Annual  Meeting  of  Class A
Shareholders of Genesee Corporation (NASDAQ/NMS: GENBB) was held today at the offices of the Corporation.

         Shareholders approved a plan to liquidate and dissolve the Corporation. Under the plan, the Corporation will sell or otherwise dispose of all of its assets, wind up its business and affairs, and distribute to shareholders the proceeds received from the disposition of its assets after paying or making provision for the payment of all debts, expenses, taxes and other liabilities of the Corporation.

         The Corporation has previously announced transactions to sell its brewing, foods and equipment leasing businesses. The Corporation has entered into definitive agreements to sell Genesee Brewing Company and the Corporation's equipment leasing portfolio. These transactions are subject to certain conditions customary to such transactions and the Corporation is working with each of the buyers to complete the transactions as quickly as possible. If all closing conditions are satisfactorily resolved, these transactions are expected to close in November. The sale of the Corporation's foods business is still in the due diligence and contract negotiation phase and a closing date has not been established at this time.


                                    -MORE-


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         It is  not  currently  possible  to  determine  the  amount  that  will ultimately be realized from the sale of the Corporation's assets or the amount that will ultimately be available for distribution to the Corporation's
shareholders.   The  amount  that  will  be  realized   from  the  sale  of  the
Corporation's assets will depend on the terms of the transactions in which the assets are sold, including provision for indemnification and other post-closing obligations under the agreements pursuant to which the assets are sold. The amount and timing of liquidating distributions will depend on a number of factors, including payment or provision for the payment of debts, expenses, taxes and other liabilities of the Corporation, as well as the timing and cost of liquidating and winding up of the Corporation's business and affairs. "We are working hard to conclude the pending transactions quickly so that we can begin making liquidating distributions as soon as possible," said Mark W. Leunig, Vice President and Secretary of the Corporation.

     Shareholders also re-elected Gary C. Geminn and Charles S. Wehle to serve three-year terms on the Corporation's Board of Directors. The terms of office for Board members Stephen B. Ashley, William A. Buckingham and Samuel T. Hubbard, Jr. continued after the Annual Meeting.

     Following the Annual Meeting, the Board of Directors elected the following officers for the Corporation: Charles S. Wehle, Chairman of the Board; Samuel T. Hubbard, Jr., President and Chief Executive Officer; John B. Henderson, Senior Vice President and Chief Financial Officer; Michael C. Atseff, Vice President and Controller; Mark W. Leunig, Vice President and Secretary; William A. Neilson, Vice President - Human Resources; and Karl D. Simonson, Vice President
- Foods Division.


                                    -MORE-

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     The Corporation  also announced the election of the following  officers for
Genesee Brewing Company: Samuel T. Hubbard, Jr., President and Chief Executive Officer; John B. Henderson, Senior Vice President and Chief Financial Officer; Howard R. Jacobson, Senior Vice President and Chief Marketing Officer; Gary C. Geminn, Senior Vice President - Operations; Michael C. Atseff, Vice President and Controller; Todd M. Brady, Vice President - Marketing Development; Scott H. Harman, Vice President - Manager of County Sales; Mark W. Leunig, Vice President and Secretary; William A. Neilson, Vice President - Human Resources; Paul H. Rene, Vice President - Western Sales; Milton P. Eschrich, Assistant Vice President - Packaging; and James J. Gleichauf, Assistant Vice President - Sales Administration.

NOTE: Statements made in this news release which are not historical, including statements regarding the timing and results of the sale of the Corporation's brewing, foods and equipment leasing businesses, the dissolution and liquidation of the Corporation and the expected distributions therefrom, are forward-looking statements. Such forward-looking statements are subject to a number of risks and uncertainties, and there can be no assurance that the expectations or results reflected in those statements will be realized or achieved. Such risks and uncertainties include, without limitation, the failure of the proposed transactions to close for whatever reasons, further negotiation of terms and conditions, purchase price adjustments, post-closing indemnification obligations, the failure of the purchaser of the brewing business to obtain financing necessary to consummate the transaction, the completion of satisfactory due diligence for the sale of the foods business, negotiation of a definitive agreement for the sale of the foods business, the failure to satisfy other conditions necessary to consummate the sale of the Corporation's operating businesses such as failure to obtain necessary regulatory approvals and third party consents, and the possibility that a delay in resolving such conditions could jeopardize the transactions.

         Copies of Genesee Corporation news releases are available free of charge by calling PRNewswire's Company News On Call at 800-758-5804, Extension 352775, or on the Internet at http;//www.prnewswire.com/cno

                                     -END-

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